Exhibit 23


             INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S CONSENT


We consent to the use in this Registration Statement of SK Realty Ventures, Inc. on Form SB-2 Amendment No. 10, of our report dated March 22, 2006, which includes an emphasis paragraph relating to an uncertainty as to the Company's ability to continue as a going concern, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the caption "Experts" in the Prospectus.



/s/ H J & Associates, LLC
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H J & Associates, LLC
Salt Lake City, Utah
April 4, 2006